SHARE PURCHASE AGREEMENT

          This Share Purchase Agreement (this "Agreement") dated as of June 6, 2000, by and among each of the Purchasers listed on Schedule I hereto (each individually a "Purchaser" and collectively the "Purchasers") and Richard Granville (the "Seller").

PRELIMINARY STATEMENTS

          Seller desires to sell and the Purchasers desire to purchase an aggregate of 10,522,177 shares of Common Stock of Grace Development Inc. (the "Company"), a Colorado corporation d/b/a Avana Communications, Inc. (the "Shares"), in the amounts set forth opposite the name of each respective Purchaser on Schedule I hereto for the consideration set forth therein.

STATEMENT OF AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          Section 1. Sale and Purchase of Common Stock. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties of the Seller contained herein, each Purchaser severally and not jointly does hereby agree to purchase from the Seller, and the Seller agrees to sell to each Purchaser the number of the Shares at the purchase price set forth opposite its name on Schedule I hereto.

          Section 2. Registers of Securities. The Company or its duly appointed agent maintains a separate register for the shares of Common Stock, in which it registers the issuance, sale and transfer of all such shares. Seller and the Purchasers agree to take all reasonable actions so that all transfers of the Shares shall be recorded on the registers maintained by the Company or its agent, and acknowledge that the Company shall be entitled to regard the registered holder of the Shares as the actual holder of the Shares so registered until the Company or its agent records a transfer of such Shares on its register.

          Section 3. Restrictions on Transfer.

          (a)   Each Purchaser understands and agrees that the Shares have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b)   Each Purchaser hereby represents and warrants to the Company and its counsel that it is acquiring the Shares for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Each Purchaser represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment.

          (c)   Each Purchaser hereby agrees with the Company as follows:

i.	To the extent required by the Purchase Agreement, the certificates evidencing the Shares and each certificate issued in transfer thereof, will bear the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

ii.	The certificates representing such Shares, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state corporate and state securities law.
iii.

Absent an effective notification under Regulation A or registration statement under the Securities Act covering the disposition of the Shares which such Purchaser acquires, such Purchaser will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Shares without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

iv.

Such Purchaser consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer of the Shares mentioned in this Section 3(c).

          (d)   Notwithstanding any other provision of this Section 3, each Purchaser shall be entitled to transfer, without compliance with this Section 3, the Shares held by it to its partners or other equity owners or to a liquidating trust or similar entity established for the purpose of holding its assets prior to distribution to its partners or other equity owners, provided that such partners or other equity owners first deliver to the Company their written acknowledgment of, and agreement to be bound by, the terms and provisions contained in the next two sentences. In the event that any Purchaser distributes less than all of its Shares to its partners or other equity owners pursuant to this Section 3(d), such Purchaser shall exercise all of the rights inuring under this Agreement with respect to such distributed Shares. In the event that any Purchaser distributes all of its Shares to its partners or other equity owners pursuant to this Section 3(d), one such partner or other equity owner reasonably acceptable to the Company shall be designated by such Purchaser to exercise all rights inuring under this Agreement with respect to such Shares and the other partners or equity owners shall grant such designated partner or equity owner proxies to exercise such rights.

          Section 4. Removal of Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 3(c)(i) hereof and the stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities. As to any particular securities of the Company, once issued such securities shall cease to be restricted securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

          Section 5. Representations of Seller.

          (a)   The Seller hereby represents and warrants to each of the Purchasers and the Company that (i) the Seller acquired his respective Shares for investment purposes only, for his own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and (ii) the Seller is the absolute owner of the Shares, which Shares have been duly and validly issued by the Company and are fully paid and nonassessable; and (iii) the Seller owns the Shares free from any prior lien, security interest or encumbrance and not subject to any adverse claim and has the full right and power to transfer the Shares against all claims and demands of all person or entities at any time claiming any interest therein and upon consummation of the transactions contemplated hereby will deliver the Shares with good and marketable title, free and clear of all encumbrances.

          (b)   The Seller hereby represents and warrants to each of the Purchasers and acknowledges that (i) the purchase price per share for the Shares is significantly below the current price per share of the Common Stock of the Company quoted on the over the counter market, (ii) Seller has determined that the purchase price paid for the Shares is fair and reasonable considering the exigent circumstances faced by Seller, the lack of liquidity of the Shares, the restrictions on transferability of the Shares, and other business and financial considerations of Seller, (iii) Seller is voluntarily entering into this transaction, (iv) Seller is not relying on any representations or warranties made by any Purchaser or affiliate of a Purchaser not contained in this Agreement, and (v) Seller has had the opportunity to and has reviewed this Agreement with legal counsel selected by Seller.

          Section 6. Closing Requirements.

          (a)   At or prior to closing the Seller will sign and deliver or have signed and delivered all deeds, agreements, documents and instruments which the Purchasers may reasonably require in order to give effect to this agreement and for the purpose of conferring upon the Purchasers the absolute ownership of the Shares purchased thereunder and such deeds, documents and instruments shall be deposited in escrow with the Purchasers' lawyer.

          (b)   At or prior to closing, each Purchaser shall deliver a certified cheque or bank draft for the consideration to be paid by each Purchaser to the Seller pursuant to Schedule I and, if delivered prior to closing, such cheque shall be placed in escrow with the Purchasers' lawyer.

          (c)   At closing, if all documents to be delivered pursuant to subsections 6(a) and 6(b) are delivered, then the certified cheque or bank draft, as the case may be, shall be released from escrow, if applicable, and deposited, delivered or wired by the Purchasers or the Solicitor for the Purchasers solely according to the written instructions of the Seller signed by the Seller and the remaining deeds, documents and instruments shall be released and delivered to the Purchasers.

          (d)   Following the execution of this Agreement, the parties will do or cause to be done anything further that may be required to give full effect thereto and to the sale of the Shares to the Purchasers effected hereunder. If all documents required to be delivered pursuant to this Agreement are not delivered by 3 days following the execution of this Agreement, then all documents, cheques, instruments, and deeds shall be returned to their respective senders.

          Section 7. Governing Law. This Agreement shall be interpreted according to and governed by the laws of the State of New York.

          Section 8. Partial Invalidity. If any provision of this Agreement as applied to any party hereto or to any circumstance shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and application of such provision to any other party hereto or to any other circumstance shall not be affected or impaired thereby.

          Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any party hereto may execute and deliver this Agreement by an executed signature page transmitted by facsimile machine.

[Signature Page Follows]

______________________________________________________________________________

          IN WITNESS WHEREOF, the undersigned have set their hands to be effective as of the date first set forth above.

SELLER:

/S/ RICHARD GRANVILLE __________________________________ Richard Granville

PURCHASERS:
GREENLIGHT CAPITAL, L.P.
By: Greenlight Capital, L.L.C., its general partner

By: /S/ JEFFREY KESWIN ____________________________ Name: Jeffrey Keswin Title: Managing Member

GREENLIGHT CAPITAL QUALIFIED, L.P.
By: Greenlight Capital, L.L.C., its general partner

By: /S/ JEFFREY KESWIN ____________________________ Name: Jeffrey Keswin Title: Managing Member

GREENLIGHT CAPITAL OFFSHORE, Ltd.

By: /S/ JEFFREY KESWIN ________________________________ Name: Jeffrey Keswin Title: Co-President of Investment Advisor

______________________________________________________________________________

SCHEDULE I

Purchaser:	Number of Shares to be Purchased:	Consideration to be Paid:
Greenlight Capital, L.P.	2,464,400	$172,508
Greenlight Capital Qualified, L.P.	3,933,000	$275,310
Greenlight Capital Offshore, Ltd.	4,124,777	$288,734.39
	10,522,177	$736,552.39